Exhibit 99.1

August 12, 2021

BIONIK Laboratories Reports Fiscal 2022 Q1 Financial Results

Revenues Increase 160% Over Same Period in Prior Year

$5M Capital Raise to Convert at $9.50/Share Showing Confidence in Bionik

TORONTO & BOSTON - BIONIK Laboratories Corp. (OTCQB:BNKL), a robotics company focused on providing rehabilitation and assistive technology solutions to individuals with neurological and mobility challenges from hospital to home, today reported financial results for its first quarter of fiscal year 2022, for the period ended June 30, 2021.

“The growing revenue trend that we had in the last quarter of fiscal 2021 continues into the first quarter of fiscal 2022. Our commercial pipeline continues to grow and we are seeing continued traction in our distribution channels. This growth is driven by our InMotion® robot sales in the U.S. as well as our InMotion Connect® digital solutions sales from one of our strategic partners,” said Rich Russo, Chief Financial Officer and Interim Chief Executive Officer. “With our recent announcement of our $5 million capital raise financing, coupled with our 160% increase in revenues over the same period in the prior year, BIONIK is well poised to move the ball forward with its strategic initiatives and execute on its operating plan.”

First Quarter and Recent Corporate Highlights:

●     Five units were shipped during the quarter contributing to 160% growth from the prior year’s quarter revenues

●     The Small Business Administration (“SBA”) has allowed for forgiveness of the Company’s PPP Loan and interest of $0.5 million in May 2021

●     BIONIK continues to advance its machine learning predictive model with its partnership with Bitstrapped and is also connecting with other partners to enhance some of the technical areas of the prototype

●     On a GAAP basis, our operating expenses decreased $0.8 million or 38%, due primarily to the reduction of our head count as well as decreased professional fees within our general and administrative expenses

●     BIONIK recently consolidated its existing debt of $3.2M and closed on a $5M capital raise, all of which will convert to common stock on March 31, 2022 at a price of $9.50, showing the confidence of our new and existing investor base

First Quarter Financial Results:

First quarter total revenues increased 160% to $0.7 million, compared with $0.3 million for the quarter ended June 30, 2020, driven by an increase in the units sold in the first quarter ended June 30, 2021 as compared to the quarter ended June 30, 2020.

First quarter gross profit increased to $0.5 million, compared to $0.2 million for the quarter ended June 30, 2020. The increase is due to the increased number of units sold from the quarter ended June 30, 2021 as compared to the quarter ended June 30, 2020. The overall gross margin was up from 75.7% for the quarter ended June 30, 2020 to 80.6% for the quarter ended June 30, 2021 as certain of our demonstration inventory was sold during the first quarter of fiscal 2022, which generally carry higher margins on revenues.

Total operating expenses were $1.3 million in the first quarter of fiscal 2022 compared to $2.2 million in the prior year first quarter, a decrease of $0.8 million, or 38%. This decrease was primarily driven by reduced headcount and reduced research and development programs coupled with reduced professional fees and services in general and administrative expenses.

BIONIK recorded a net loss of $0.5 million, or ($0.08) per diluted share, compared to a net loss of $2.0 million, or ($0.39) per diluted share, in the same period for fiscal 2021. On a non-GAAP basis, excluding the extinguishment of the PPP loan, share-based compensation expense, non-cash unrealized foreign exchange measurement gains and losses and the amortization of intangibles, first quarter net loss was $0.8 million, or a loss of ($0.14) per diluted share, compared with a loss of $1.6 million, or a loss of ($0.31) per diluted share, in the same period for fiscal 2021.

About BIONIK Laboratories Corp.

BIONIK Laboratories is a robotics company focused on providing rehabilitation and mobility solutions to individuals with neurological and mobility challenges from hospital to home. The Company has a portfolio of products focused on upper and lower extremity rehabilitation for stroke and other mobility-impaired patients, including three products on the market and two products in varying stages of development.

For more information, please visit www.BIONIKlabs.com and connect with us on Twitter, LinkedIn, and Facebook.

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words "may," "should," "would," "will," "could," "scheduled," "expect," "anticipate," "estimate," “possible,” "believe," "intend," "seek," or "project" or the negative of these words or other variations on these words or comparable terminology.

Forward-looking statements may include, without limitation, statements regarding (i) the plans and objectives of management for future operations, including plans or objectives relating to the design, development and commercialization of robotic rehabilitation products and other Company products, (ii) a projection of income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, pipeline of potential sales, capital structure or other financial items, (iii) the Company's future financial performance, (iv) the market and projected market for our existing and planned products and (v) the assumptions underlying or relating to any statement described in points (i), (ii), (iii) or (iv) above.

Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances, and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates and assumptions, and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward- looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the Company's inability to obtain additional financing, the inability to meet listing standards to uplist to a national stock exchange, the significant length of time and resources associated with the development of our products and related insufficient cash flows and resulting illiquidity, the impact on the Company’s business as a result of the Covid-19 pandemic, the Company’s continued going concern qualification, the Company's inability to expand the Company's business, significant government regulation of medical devices and the healthcare industry, lack of product diversification, volatility in the price of the Company's raw materials, and the Company's failure to implement the Company's business plans or strategies. These and other factors are identified and described in more detail in the Company's filings with the SEC. The Company does not undertake to update these forward-looking statements.

Media Contact:

Ashley Willis
FischTank PR
ashley@fischtankpr.com

BIONIK Laboratories Corp.

Condensed Consolidated Balance Sheets

(Amounts expressed in US Dollars)

	June 30, 2021	March 31, 2021
	(unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$541,587	$608,348
Accounts receivable	446,105	451,905
Prepaid expenses and other current assets	1,779,934	1,680,557
Inventories	601,312	692,163
Total current assets	3,368,938	3,432,973
Equipment, net	67,845	93,577
Intangible assets, net	956,919	976,551
Goodwill	4,282,984	4,282,984
Total assets	$8,676,686	$8,786,085

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$520,776	$454,809
Accrued liabilities	778,401	760,026
PPP loan	-	459,912
Demand loans, current portion	2,212,334	2,152,334
Current portion of deferred revenue	232,250	268,083
Total current liabilities	3,743,761	4,095,164
Demand loans, net of current portion	1,697,457	1,105,974
Deferred revenue, net of current portion	318,604	303,917
Total liabilities	5,759,822	5,505,055
Total stockholders’ equity	2,916,864	3,281,030
Total liabilities and stockholders’ equity	$8,676,686	$8,786,085

BIONIK Laboratories Corp.

Condensed Consolidated Statements of Operations

(unaudited)

(Amounts expressed in U.S. Dollars)

	Three months ended June 30,
	2021	2020

Revenues, net	$671,283	$257,908
Cost of revenues	130,506	62,555
Gross Profit	540,777	195,353

Operating expenses
Sales and marketing	329,474	227,433
Research and development	180,967	384,220
General and administrative	832,221	1,542,236
Total operating expenses	1,342,662	2,153,889

Loss from operations	(801,885)	(1,958,536)
Interest expense, net	102,296	74,975
Other (income), net	(453,269)	(26,435)
Total other (income) expense	(350,973)	48,540
Net loss	$(450,912)	$(2,007,076)
Loss per share - basic and diluted	$(0.08)	$(0.39)
Weighted average number of shares outstanding – basic and diluted	5,701,815	5,126,834

To supplement our consolidated financial statements presented in accordance with GAAP, BIONIK uses non-GAAP loss from operations, non-GAAP net loss and non-GAAP diluted net loss per share. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. The non-GAAP financial measures included in this press release exclude costs associated with the amortization of intangible assets acquired, share-based compensation expense, extinguishment of existing debt, as well as unrealized foreign exchange gains or losses for the three months and year ended June 30, 2021 and 2020. This exclusion may be different from, and therefore not comparable to, similar measures used by other companies.

BIONIK’s management believes that the non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding amortization, impairment and foreign exchange costs that may not be indicative of our core business operating results. BIONIK believes that both management and investors benefit from referring to the non-GAAP financial measures in assessing BIONIK’s performance and when planning, forecasting and analyzing future periods. BIONIK also believes that the non-GAAP measures are useful to investors in allowing for greater transparency with respect to supplemental information used by management in our financial and operational decision making. The non-GAAP Financial measures also facilitate management’s internal comparisons to BIONIK’s historical performance and our competitors’ operating results.

Reconciliation of GAAP Income Statement Measures to Non-GAAP Income Statement Measures (Unaudited)

	Three Months Ended June 30,
	2021	2020
Loss from operations	$(801,885)	$(1,958,536)
Non-GAAP adjustments to loss from operations:
Share-based compensation expense	94,544	407,315
Costs associated with amortization of intangibles	19,633	23,504
Total Non-GAAP adjustments to loss from operations	114,177	430,819
Non-GAAP loss from operations	$(687,708)	$(1,527,717)

	Three Months Ended June 30,
	2021	2020
Net loss	$(450,912)	$(2,007,076)
Non-GAAP adjustments to net loss:
Share-based compensation expense	94,544	407,315
Costs associated with amortization of intangibles	19,633	23,504
Extinguishment of PPP loan	(459,912)	-
Unrealized foreign exchange loss	6,643	11,177
Total Non-GAAP adjustments to net loss	(339,092)	441,996
Non-GAAP net loss	$(790,004)	$(1,565,080)

	Three Months Ended June 30,
	2021	2020
Diluted net loss per share	$(0.08)	$(0.39)
Share-based compensation expense	0.02	0.08
Costs associated with amortization of intangibles	0.00	0.01
Extinguishment of PPP loan	(0.08)	-
Unrealized foreign exchange loss	0.00	0.00
Total Non-GAAP adjustments to net loss	(0.06)	0.09
Non-GAAP diluted net loss per share	$(0.14)	$(0.31)
Weighted average shares used to compute GAAP diluted net loss per share	5,701,815	5,126,834
Weighted average shares used to compute Non-GAAP diluted net loss per share	5,701,815	5,126,834